UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to Rule14a-11(c) or Rule 14a-12.

COMMUNITY CAPITAL CORPORATION
(Name of Registrant as Specified in Its Charter)

Payment of filing fee (check the appropriate box):

[X]	No fee required.

COMMUNITY CAPITAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 18, 2005

          The 2005 annual meeting of shareholders of Community Capital Corporation will be held at the Inn on the Square, Greenwood, South Carolina, on Wednesday, May 18, 2005, beginning at 9:00 a.m. eastern time, for the following purposes:

(1)	To elect five members to our Board of Directors;

(2)	To ratify the appointment of Elliott Davis, LLC, Certified Public Accountants, as our independent auditors for the fiscal year ending December 31, 2005; and

(3)	To transact any other business that properly comes before the annual meeting or any adjournment of the meeting.

          Only holders of record of our common stock at the close of business on March 25, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment of the meeting.

          You are cordially invited and urged to attend the annual meeting in person, but if you are unable to do so, please date, sign, and promptly return your proxy in the enclosed, self-addressed, postage-paid envelope. If you attend the annual meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.

          Each shareholder who attends the meeting may be asked to present valid picture identification, such as a driver’s license or passport. Shareholders attending the meeting and holding stock in brokerage accounts (“street name” holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

By Order of the Board of Directors,

William G. Stevens President and Chief Executive Officer

David P. Allred, MD Chairman of the Board

Greenwood, South Carolina
April 15, 2005

TABLE OF CONTENTS

Page

PROXY STATEMENT	1
ABOUT THE MEETING	1
What is the purpose of the annual meeting?	1
Who is entitled to vote at the meeting?	1
What are the voting rights of the holders of our common stock?	1
Who can attend the meeting?	1
What constitutes a quorum?	1
How do I vote?	2
Can I change my vote after I return my proxy card?	2
What vote is required to approve each item?	3
Who bears the cost of this proxy statement and who may solicit proxies?	3
ELECTION OF DIRECTORS	3
RATIFICATION OF APPOINTMENT OF AUDITORS	4
OTHER BUSINESS	5
STOCK OWNERSHIP	5
Who are the largest owners of our stock?	5
How much stock do our directors and executive officers own?	5
Section 16(a) Beneficial Ownership Reporting Compliance	7
GOVERNANCE OF THE COMPANY	7
Who are the current members of the Board?	7
Important Information Regarding Directors	8
What is the role of the Board’s committees?	10
How does the Board select nominees for the Board?	11
How often did the Board meet during fiscal year 2004?	11
How are directors compensated?	12
Does the company have a code of ethics?	12
How do shareholders communicate with the Board?	12
What related party transactions involve directors and officers?	12
AUDIT COMMITTEE REPORT	13
FEES TO INDEPENDENT AUDITORS	14
EXECUTIVE COMPENSATION	15
Compensation Committee Report On Executive Compensation	15
What is the role of the Compensation Committee?	15
What are the objectives of our executive compensation policies?	15

-i-

TABLE OF CONTENTS
(continued)

Page

How were base salaries for fiscal year 2004 determined for executive officers?	15
How are cash bonuses and other compensation for executive officers determined?	16
How is compensation for our Chief Executive Officer determined?	16
Compensation Committee Interlocks and Insider Participation	16
Employment Contracts, Termination of Employment, and Change-in-Control Arrangements	16
Executive Compensation Summary Table	18
Option Grants	19
Option Grants In Last Fiscal Year	19
Year-End Option Values	19
Equity Compensation Plan Information	20
COMPARISON OF CUMULATIVE TOTAL RETURNS	21
ADVANCE NOTICE PROCEDURES	21
ANNUAL REPORT ON FORM 10-K	22
MISCELLANEOUS	23

-ii-

COMMUNITY CAPITAL CORPORATION
1402-C Highway 72 West
Greenwood, South Carolina 29649

PROXY STATEMENT

          This proxy statement contains information related to the 2005 annual meeting of our shareholders to be held at the Inn on the Square, Greenwood, South Carolina, on Wednesday, May 18, 2005 at 9:00 a.m. eastern time, and at any adjournment of the meeting. We are mailing this proxy statement to shareholders on or about April 15, 2005.

ABOUT THE MEETING

What is the purpose of the annual meeting?

          At our annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of directors and the ratification of our independent auditors. In addition, management will report on our performance and respond to questions from shareholders.

Who is entitled to vote at the meeting?

          Only shareholders of record at the close of business on March 25, 2005, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting, or any adjournment of the meeting.

What are the voting rights of the holders of our common stock?

          Cumulative voting for the election of directors is not available under our Articles of Incorporation. Consequently, each outstanding share of our common stock is entitled to one vote on each matter to be voted upon at the annual meeting.

Who can attend the meeting?

          Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and one guest may accompany each shareholder. Because seating is limited, admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 8:45 a.m. eastern time. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting. We will not permit cameras, recording devices, or other electronic devices at the meeting.

What constitutes a quorum?

          The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock on the record date constitutes a quorum, permitting the meeting, or any adjournment of the meeting, to take place. As of the record date, approximately 1,540 shareholders held of record 3,875,867 issued and outstanding shares of our common stock. Consequently, the presence of the holders of common stock representing at least 1,937,934 votes will be required to establish a quorum.

          We will consider directions to withhold authority to vote for directors, abstentions, and broker non-votes to be present in person or by proxy and entitled to vote. Therefore, we will count these shares for purposes of determining whether a quorum is present at the annual meeting. (A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have the discretionary voting power and has not received voting instructions from the beneficial owner.)

          If a quorum is not present or represented at the annual meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Our directors, officers, and regular employees may solicit proxies for the reconvened meeting in person or by mail, telephone, or telegraph. At any reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

How do I vote?

          If you complete and properly sign the accompanying proxy card and return it to us, the individuals designated by the Board of Directors on the proxy card as proxy holders will vote it as you direct. If you are a holder of record as of the record date and attend the meeting, you may deliver your completed proxy card in person. “Street name” shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

          Unless you give other instructions on your proxy card, the designated proxy holders will vote in accordance with the Board’s recommendations set forth below. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Can I change my vote after I return my proxy card?

          Yes. Even after you have submitted your proxy, you may revoke or change your vote at any time before the proxy is exercised at the annual meeting by (i) delivering to our Corporate Secretary a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the annual meeting, or (iii) attending the annual meeting and voting in person. Please note that your attendance at the meeting will not automatically revoke your proxy. You must specifically revoke your proxy. Whether or not you plan to attend the annual meeting, you are urged to sign and return the enclosed proxy.

What vote is required to approve each item?

          Election of Directors. The five nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the annual meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority, abstentions, and broker non-votes will have no effect on the outcome of the vote. You cannot vote, in person or by proxy, for a greater number of persons than five, the number of nominees named in the proxy.

          Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

          Street Name. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

Who bears the cost of this proxy statement and who may solicit proxies?

          We will bear the cost of preparing, assembling, and mailing this proxy statement and the form of proxy. Our directors, officers, and employees may also solicit proxies personally or by mail, telephone, or telegram. No compensation will be paid for these solicitations. In addition, we may request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward our proxy solicitation materials to the beneficial owners of our common stock held of record by these entities, and we will reimburse their reasonable forwarding expenses.

PROPOSAL ONE
ELECTION OF DIRECTORS

          Our Articles of Incorporation provide for a classified Board of Directors so that, as nearly as possible, one-third of the members of the Board are elected at each annual meeting to serve until the third annual shareholders’ meeting after their election. At the date of the 2005 annual meeting of shareholders, the Board will consist of sixteen directorships divided into two classes of five and one class of six. The Board has determined that all directors, except William G. Stevens, are independent under applicable rules of the American Stock Exchange. The Board proposes five individuals as nominees to serve from the date of their election at the annual meeting until the 2008 annual meeting of shareholders, or until their successors shall have been earlier elected and qualified.

          In July 2004, we amended our Bylaws to include a mandatory retirement provision for directors based upon age. The term of each director whose seventy-fourth birthday occurs before January 1, 2005 shall expire at the 2005 annual meeting of shareholders. As of the 2005 annual meeting of shareholders, the service of Thomas E. Skelton, Ph.D. and Joseph L. Savitz, Jr. as directors will terminate as a result of this mandatory retirement provision. In connection with their scheduled retirement, the Board approved the reduction in the size of the Board from sixteen to fourteen members, effective as of the day of the 2005 annual meeting of shareholders. After the 2005 annual meeting of shareholders, the Board will consist of fourteen directors divided into two classes of five and one class of four.

          All of the nominees are currently members of the Board and were each initially recommended by our Nominating Committee and approved by a unanimous vote of the Board. Each of these nominees has consented to serve if elected. If any of them becomes unavailable to serve as a director, the persons named as proxy holders on the attached proxy card may designate a substitute nominee in accordance with their best judgment. In that case, the proxy holders will vote for the substitute nominee. For additional information on each of these nominees, see the information set forth later in this proxy statement under the heading “Management — Directors.”

Terms Expiring in 2008: Patricia C. Hartung; Miles Loadholt; Thomas C. Lynch, Jr.; H. Edward Munnerlyn; and Lex D. Walters, Ph.D.

The Board recommends that shareholders vote “FOR” each of the persons listed above.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF AUDITORS

          The Board of Directors, upon recommendation of the Audit Committee, has appointed Elliott Davis, LLC, as independent auditors for the fiscal year ending December 31, 2005, subject to shareholder ratification. If the shareholders do not ratify this appointment, the Board of Directors upon recommendation of the Audit Committee will consider other certified public accountants. We describe services of Elliott Davis, LLC to us and our subsidiaries below under the heading “Fees to Independent Auditors.” We provide additional information relating to our Audit Committee below under the heading “Audit Committee Report.”

          We expect a representative of Elliott Davis, LLC, to be in attendance at the annual meeting. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

          Legislation and Securities Exchange Commission rules adopted in 2002 have significantly increased, and will continue to increase, the regulatory burdens on audit firms that audit the financial statements of companies that are subject to the reporting requirements of the Securities Exchange Act of 1934. Consequently, many smaller audit firms are deciding to limit their audit practice to companies that are not subject to the 1934 Act. Tourville, Simpson & Caskey, L.L.P., which served as our principal independent accountant since our inception, is one such firm. Accordingly, effective January 2, 2003, Tourville, Simpson & Caskey, L.L.P. resigned as our principal independent public accountant. The Board of Directors, upon recommendation of the Audit Committee, engaged Elliott Davis, LLC on January 2, 2003 to audit financial statements for the year ended December 31, 2002 and for the year ending December 31, 2003. We have not consulted Elliott Davis, LLC regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

          Tourville, Simpson & Caskey, L.L.P.‘s reports on our financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. We had no disagreements with Tourville, Simpson & Caskey, L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Tourville, Simpson & Caskey, L.L.P.‘s satisfaction, would have caused it to make reference to the subject matter of the disagreement in its reports.

          Tourville, Simpson & Caskey, L.L.P. dissolved upon the filing of a Notice of Dissolution with the South Carolina Secretary of State on December 31, 2002 and was therefore unable to issue its consent in connection with our registration statement on Form S-4 filed on December 2, 2003. To resolve this issue, Elliott Davis, LLC re-audited our consolidated financial statements for the years ended December 31, 2001 and 2000.

          The Board recommends that shareholders vote “for” the ratification of Elliott Davis, LLC as our independent auditors for fiscal year 2005.

OTHER BUSINESS

          As of the date of this proxy statement, our Board knows of no other matter to come before the annual meeting. However, if any matter requiring a vote of the shareholders should arise, the Board designees intend to vote the proxy in accordance with the Board’s recommendation, or in the absence of a Board recommendation, in accordance with their best judgment.

STOCK OWNERSHIP

Who are the largest owners of our stock?

          The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 25, 2005. Information is presented for each shareholder who was the beneficial owner of more than five percent of our outstanding common stock. The shareholder named in the table has indicated in its Schedule 13D filed with the Securities Exchange Commission on July 27, 2001 that the shareholder shares voting and dispositive power with respect to all shares of our common stock reflected as being beneficially owned by that shareholder with Tontine Management, L.L.C., the general partner of the shareholder, and Jeffrey L. Gendell, the managing member of the general partner. Although the Schedule 13D indicates that this shareholder owns 194,375 shares of our common stock, information obtained from the American Stock Exchange as of December 31, 2004 indicates that this shareholder has acquired an additional 46,800 shares. The following disclosure assumes that the American Stock Exchange information is accurate.

Name and Address	Number of Shares Beneficially Owned (1)	Percentage (1)

Tontine Financial Partners, L.P., 55 Railroad Avenue, Third Floor
Greenwich, Connecticut 06830	241,175	6.22%

(1) We determine beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission, which generally includes voting or investment power with respect to securities. We deem outstanding shares of our common stock issuable upon the exercise of options currently exercisable, or exercisable within 60 days as of March 25, 2005, for computing the percentage ownership of the person holding the options, but do not deem outstanding the shares for computing the percentage ownership of any other person. We base percentage ownership on 3,875,867 shares outstanding on March 25, 2005.

How much stock do our directors and executive officers own?

          The following table shows, as of March 25, 2005, the amount of our common stock beneficially owned (unless otherwise indicated) by: (i) each of our directors, each nominee for director, and each of our executive officers, individually, and (ii) all of our directors and executive officers, as a group. Except as otherwise specified in the notes to the following table, each of the shareholders named in the table has indicated to us that the shareholder has sole voting and investment power with respect to all shares of our common stock reflected as being beneficially owned by that shareholder.

Name	Number of Shares Beneficially Owned (1)	Percentage (1)

William G. Stevens	105,462 (2)	2.72

George B. Park	84,689	2.19

Lex D. Walters, Ph.D.	76,860 (3)	1.98

Charles J. Rogers	47,886 (4)	1.23

Miles Loadholt	46,770	1.21

Thomas C. Lynch, Jr.	36,154 (5)	*

David P. Allred, M.D.	35,865 (6)	*

R. Wesley Brewer	31,306 (7)	*

Clinton C. Lemon, Jr.	25,417 (8)	*

Wayne Q. Justesen, Jr.	22,624 (9)	*

Harold Clinkscales, Jr.	21,933 (10)	*

Thomas E. Skelton, Ph.D.	18,728 (11)	*

Joseph L. Savitz, Jr.	18,497 (12)	*

Patricia C. Hartung	15,797 (13)	*

B. Marshall Keys	14,877 (14)	*

H. Edward Munnerlyn	8,983 (15)	*

George D. Rodgers	7,233 (16)	*

All directors and executive officers as a group (17 persons)	619,081	15.88%

* Amount represents less than 1.0%.
(1)	We determine beneficial ownership in accordance with the rules and regulations of the Securities and Exchange Commission, which generally includes voting or investment power with respect to securities. We deem outstanding shares of our common stock issuable upon the exercise of options currently exercisable, or exercisable within 60 days as of March 25, 2005, for computing the percentage ownership of the person holding the options, but do not deem outstanding the shares for computing the percentage ownership of any other person. We base percentage ownership on 3,875,867 shares outstanding on March 25, 2005.
(2)	Includes 10,261 shares held by Mr. Stevens’ wife.
(3)	Includes 6,823 shares held by Dr. Walters’ wife.
(4)	Includes 3,228 shares issuable pursuant to currently exercisable stock options, 122 shares held jointly with Mr. Rogers’ wife, and 2,256 shares held by Mr. Rogers’ wife.
(5)	Includes 26,027 shares held jointly with Mr. Lynch’s wife.
(6)	In accordance with Rules 16a-12 and 13d-3 of the Exchange Act, excludes 35,864 shares held by Dr. Allred’s wife. Pursuant to a domestic relations order dated January 5, 2005, Dr. Allred has no power to vote, or direct the voting of, such shares, and does not have the power to dispose, or to direct the disposition of, such shares.
(7)	Includes 19,125 shares issuable pursuant to currently exercisable stock options.
(8)	Includes 1,403 shares held in the C. Calhoun Lemon, Sr. 1972 Trust, and 2,107 shares held in the C. Calhoun Lemon, Sr. Trust A.
(9)	Includes 378 shares held by Mr. Justesen as custodian for two of Mr. Justesen’s sons.
(10)	Includes 7,217 shares held by Mr. Clinkscales as custodian for Mr. Clinkscales’ daughters.
(11)	Includes 2,551 shares held jointly with Dr. Skelton’s wife.
(12)	Includes 8,557 shares held jointly with Mr. Savitz’s wife.
(13)	Includes 3,502 shares issuable pursuant to currently exercisable stock options.
(14)	Includes 1,765 shares held in a family trust, and 525 shares held in the name of Mr. Keys’ business.
(15)	Includes 807 shares held by Mr. Munnerlyn’s wife.
(16)	Includes 344 shares in an IRA for Mr. Rodgers’ wife, and 220 shares held in the W. Gordon Rodgers Trust.

Section 16(a) Beneficial Ownership Reporting Compliance

          Based upon a review of filings with the Securities and Exchange Commission and written representations that no other reports were required, we believe that all of our directors and officers complied during fiscal year 2004 with the filing requirements under Section 16(a) of the 1934 Act, except that George D. Rodgers inadvertently failed to file a report related to a transaction in which a trust account in which he controls made a purchase of shares. Mr. Rodgers corrected this omission by filing a Form 4 on April 4, 2005.

GOVERNANCE OF THE COMPANY

Who are the current members of the Board?

          The following table identifies the names, ages, Board term expiration, and committee memberships of our Board members as of the date of this proxy:

Name	Age	Term Expiring In	Audit Committee	Compensation Committee	Nominating Committee	Corporate Governance Committee	Capital Committee

David P. Allred, M.D.	66	2007

Harold Clinkscales, Jr.	52	2007

Patricia C. Hartung	50	2005[1]	**			*

Wayne Q. Justesen, Jr.	59	2007					*

B. Marshall Keys	53	2006					*

Clinton C. Lemon, Jr.	60	2007	*		*

Miles Loadholt	62	2005[1]	*		**

Thomas C. Lynch, Jr.	69	2005[1]

H. Edward Munnerlyn	61	2005[1]				**	*

George B. Park	54	2006				*	**

George D. Rodgers	61	2006				*

Charles J. Rogers	72	2006		*

Joseph L. Savitz, Jr.	74	2007[2]

Thomas E. Skelton, Ph.D.	74	2006[2]		*

William G. Stevens	60	2007				*	*

Lex D. Walters, Ph.D.	67	2005[1]		**	*

[1]	These directors are nominated for re-election at the 2005 annual meeting of shareholders for terms expiring at the annual meeting expected to be held in 2008.
[2]	These directors will retire as of the 2005 annual meeting of shareholders.
*	Member
**	Chairperson

Important Information Regarding Directors

Director Nominees for Terms Expiring at the Annual Meeting Expected to be Held in 2008:

          Patricia C. Hartung, has served as the Executive Director of the Upper Savannah Council of Governments since March 1990 and served as its Assistant Director from August 1984 to March 1989. She has served as one of our directors since our inception in April 1988.

          Miles Loadholt, is a Senior Partner of Motley Rice, LLC (f/k/a Ness, Motley, Loadholt, Richardson & Poole), where he has practiced law since 1968. He has served as one of our directors since May 1999.

          Thomas C. Lynch, Jr., served as a pharmacist and President of Lynch Drug Company, a retail pharmacy in Clemson, South Carolina, from 1963 until its sale to Eckerd Drug, Inc. in January 1997. Mr. Lynch has served as one of our directors since June 1995.

          H. Edward Munnerlyn, has served as President and owner of Munnerlyn Company, a corporate apparel and uniforms company, since January 1989. Prior to 1989 he was employed by Greenwood Mills, Inc., for twenty years and was Executive Vice President when he left Greenwood Mills, Inc. in 1988. He has served as one of our directors since our inception in April 1988.

          Lex D. Walters, Ph.D., has served as President of Piedmont Technical College since 1968. He has served as one of our directors since our inception in April 1988.

Director Nominees for Terms Expiring at the Annual Meeting Expected to be Held in 2007:

          David P. Allred, M.D., has served as our Chairman of the Board since June 2001 and Chairman of the Board of CapitalBank since May 2001. He is a retired doctor of internal medicine who was in private practice in Saluda, North Carolina from April 1994 until April 1998 and was in private practice in Beaufort, South Carolina from July 1990 to December 1993. From September 1988 to July 1990, the Medical University of South Carolina employed him as Medical Director of Family Medicine Outpatient Clinic at Beaufort Marine Corps Air Station and Beaufort Naval Hospitals. From August 1971 through August 1988, he was in private medical practice in Greenwood, South Carolina. He has served as one of our directors since our inception in April 1988.

          Harold Clinkscales, Jr., has served as President and owner of Southern Burglar and Fire Alarm Company, Inc. since 1974. He has served as one of our directors since January 2000.

          Wayne Q. Justesen, Jr., has been employed by Greenwood Mills, Inc., a textile manufacturer, since 1978 and has served as Secretary and General Counsel of Greenwood Mills, Inc. since 1983. He has served as one of our directors since our inception in April 1988.

          Clinton C. Lemon, Jr., has served as Chairman and Chief Executive Officer of Southern Tank Transport in Harleyville, South Carolina since 1993. Mr. Lemon is also President of The Geo. A. Rheman Company, Inc. since 1976, Southern Chemical Haulers Inc. since 1982, Craven Land, Inc. since January 2005, L & H Property Holdings, LLC since December 2004, and Southern Transportation, LLC since 2003. Mr. Lemon has served as one of our directors since March 1997.

          William G. Stevens, has served as our President and Chief Executive Officer and as one of our directors since our inception in April 1988, and has also served as President and Chief Executive Officer of CapitalBank from 1989 until May 1998 and from January 1, 2001 until the present. NCNB National Bank of South Carolina (formerly Bankers Trust) employed Mr. Stevens for eighteen years prior to 1987.

Directors Whose Terms Expire at the Annual Meeting Expected to be Held in 2006:

          B. Marshall Keys, has owned and operated Palmetto Insurance Associates, L.L.C. of Belton, South Carolina and the Keys Insurance Agency, Inc. since 1973. He has served as one of our directors since May 2000.

          George B. Park, has served as President and Chief Executive Officer of Otis S. Twilley Seed Company, Inc., a mail order seed company, since August 1993 and as President and owner of GeoSeed, a seed distribution company, since August 1993. Prior to 2002, Mr. Park also served as Interim Chief Executive Officer and Managing Director of K. Sahin Zaden, B.V., a flower seed breeding and production company. Prior to 1989, he was co-owner, Vice President and Corporate Secretary of George W. Park Seed Company. He has served as one of our directors since our inception in April 1988.

          George D. Rodgers, has been the owner of Palmetto Insurance Associates, L.L.C. of Anderson and its predecessor in Clemson, South Carolina since 1985. Mr. Rodgers has served as one of our directors since June 1995.

          Charles J. Rogers, has served as our Chairman Emeritus since April 2001 and served as our Chairman of the Board of Directors from January 1989 through June 2001. He served as Chairman of the Board of Directors of our wholly owned bank subsidiary, CapitalBank, from January 2001 through May 2001. He has served as President of The Organizational Paths Company, a consulting firm for organizational strategies, since July 1993. Mr. Rogers served as team leader of the Greenwood Plant of the Monsanto Chemical Company from 1982 until June 1993. He has served as one of our directors since our inception in April 1988. Mr. Rogers served on the Management Committee of Innova Communications, LLC, a South Carolina limited liability company that filed for bankruptcy with the United States Bankruptcy Court for the District of South Carolina as of May 9, 2001, from June 2000 until he resigned in December 2001. The Order confirming Innova’s Plan of Reorganization was entered on May 8, 2002, and the Final Decree was entered on January 3, 2003.

          Joseph L. Savitz, Jr., served as a pharmacist and owned Savitz Drugs in Abbeville, South Carolina from 1959 until 1986. In 1986, he sold Savitz Drugs, but continued his employment until 2003. He was a founder and board member of The Bank of Abbeville from 1987 until March 2004. Mr. Savitz has served as one of our directors since March 2004 and will retire as of the 2005 Annual Meeting of Shareholders.

          Thomas E. Skelton, Ph.D., served as Professor of Entomology at Clemson University from 1969 until his retirement on June 30, 1997. He served as the head of the Clemson University Entomology Department from June 1992 through June 1995 and as Interim Dean of the College of Agriculture, Forestry and Life Sciences from July 1995 through August 1996. Dr. Skelton is General Partner of SVT Properties and co-owner of Skelton Properties, both of which are real estate investment companies. Dr. Skelton has served as one of our directors since June 1995 and will retire as of the 2005 Annual Meeting of Shareholders.

What is the role of the Board’s committees?

          The Board has standing Audit, Compensation, Nominating, Corporate Governance, and Capital Committees.

          Audit Committee. We describe the functions of the Audit Committee under the heading “Report of the Audit Committee.” The Audit Committee operates under a written Charter. The Board has determined that all of the current members of the Audit Committee meet the independence criteria under Section 121A of the listing qualifications of the American Stock Exchange for service on the Audit Committee. However, during 2004 we realized that two former members of the Audit Committee have in the past received compensatory fees in possible violation of applicable rules which state that a member of an audit committee will not be deemed independent for service on the audit committee if he accepts, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or its subsidiary. Specifically, H. Edward Munnerlyn owns Munnerlyn & Company which sells promotional items, such as corporate apparel and specialty products. During 2004 and 2003, our subsidiary, CapitalBank, paid Munnerlyn & Company $951.05 and $4,795.32, respectively, for promotional golf shirts. Also, George D. Rodgers owns Palmetto Insurance Associates of Anderson, South Carolina, one of the insurance agencies which procures our insurance. Insurance premiums paid by us to Mr. Rodgers’ agency in 2004 and 2005 total $70,093 and were determined by competitive bid. As a result of the above, Messrs. Munnerlyn and Rodgers resigned from the Audit Committee. The Board of Directors has determined that Ms. Hartung is a financial expert, as that term is defined in Item 401(h)(2) of Regulation S-K under the Exchange Act. The Audit Committee met eight times during 2004.

          Compensation Committee. We describe the functions of the Compensation Committee under the heading of “Report of Compensation Committee.” The Compensation Committee met eight times during 2004. The Board has determined that all of the members of the Compensation Committee are independent directors under the applicable rules of the American Stock Exchange.

          Nominating Committee. The Nominating Committee makes recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates for election as director, and recommends director nominees to the Board. The Board has determined that all of the members of the Nominating Committee are independent directors under the applicable rules of the American Stock Exchange. The Nominating Committee operates under a written Charter. The Nominating Committee met one time in 2004.

          Corporate Governance. The Corporate Governance Committee reviews and develops policies by which the Board and its committees govern their oversight of our management. The Corporate Governance Committee met twelve times in 2004.

          Capital Committee. The Capital Committee analyzes sources and uses of capital, including the payments of dividends to shareholders, acquisitions, and divestitures. The Capital Committee met ten times in 2004.

How does the Board select nominees for the Board?

          The Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. A shareholder who wishes to recommend a prospective nominee for the Board should notify our corporate Secretary in writing with whatever supporting material the shareholder considers appropriate, as long as the material includes at a minimum pertinent information concerning the nominee’s background and experience. The Nominating Committee will also consider whether to nominate any person nominated by a shareholder pursuant to the provisions of our Articles relating to shareholder nominations as described below under the heading “Advance Notice Provisions.”

          Once the Nominating Committee has identified a prospective nominee, the Nominating Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. The Committee bases this initial determination on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The Committee also bases this initial determination primarily on the need for additional Board members to fill vacancies and the likelihood that the prospective nominee can satisfy the evaluation factors described below.

          If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Committee then evaluates the prospective nominee against the standards and qualifications set out in its Charter, including without limitation independence, strength of character, business or financial expertise, current or recent experience as an officer or leader of another business, experience as a director of another public company, regulatory compliance knowledge, industry trend knowledge, product/service expertise, practical wisdom, mature judgment, time availability (including the number of other boards he or she sits on in the context of the needs of the board and the company and including time to develop and/or maintain sufficient knowledge of the company and its industry), geography, age, and gender and ethnic diversity on the board.

          In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, if warranted, the Committee makes a recommendation to the Board as to the persons who should be nominated by the Board. The Board determines the nominees after considering the recommendation and report of the Committee.

How often did the Board meet during fiscal year 2004?

          Our Board held a total of twelve regular meetings during 2004. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served. We request, but do not require, each member of the Board to attend each annual shareholder meeting. All our directors attended last year’s annual shareholder meeting, except George D. Rodgers and Charles J. Rogers. We expect our directors to dedicate sufficient time, energy, and attention to ensure the diligent performance of his or her duties, including attending our shareholder meetings and the meetings of the Board and its committees on which he or she serves. We anticipate that all directors will attend this year’s annual meeting.

How are directors compensated?

          Currently, each of our directors receives a fee of $200 for attending each regular and special board or committee meetings. Our Chairman of the Board receives a retainer fee of $1,500 per month. The Chairs of our Audit, Corporate Governance and Compensation Committees receive a retainer fee of $200 per month. The Chair of our Nominating Committee receives a retainer fee of $200 only for the months in which the committee has a meeting. Each of our directors is also a director of CapitalBank. Currently, each director of CapitalBank receives a retainer fee of $300 per month, except for the Chairman of the Board, who receives a retainer fee of $1,500 per month. The Chairs of CapitalBank’s Asset/Liability, Loan and Wealth Management Committees receive a retainer fee of $200 per month.

          Our directors are also encouraged to attend our advisory board meetings, and are paid for attending two meetings each fiscal year in the amount of $200 per meeting.

          We, or CapitalBank, as applicable, also reimburse directors for out-of-pocket expenses reasonably incurred by them in the discharge of their duties as directors of our company or of CapitalBank.

          Our directors are also eligible for issuances of stock options, stock appreciation rights, restricted stock, and performance shares under our 2004 Equity Incentive Plan.

Does the company have a code of ethics?

          We adopted a Senior Financial Officer Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have filed a copy of this code as Exhibit 14 to our annual report on Form 10-K, which was filed with the Securities and Exchange Commission as of March 26, 2004.

How do shareholders communicate with the Board?

          Shareholders and other parties interested in communicating directly with the Board may do so by addressing correspondence to our Chairman of the Board at the address indicated on page one of this proxy statement. Shareholders and other parties interested in communicating directly with individual Board members may do so by addressing correspondence to the individual Board member at the address indicated on page one of this proxy statement. The corporate Secretary or his designee will review all such correspondence and regularly forward to the Board a summary of the correspondence and copies of the correspondence that, in the opinion of the corporate Secretary, deals with the functions of the Board or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the company that is addressed to members of the Board and request copies of such correspondence. Concerns relating to accounting, internal controls, or auditing matters may be addressed to the attention of our internal audit department, who will forward such correspondence to our Audit Committee.

What related party transactions involve directors and officers?

          Our wholly-owned bank subsidiary, CapitalBank, in the ordinary course of its business, makes loans to and has other transactions with our directors and officers and their associates (“Affiliated Persons”). All loans, other extensions of credit, and other transactions between Affiliated Persons and CapitalBank or us are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. CapitalBank expects to continue to enter into transactions in the ordinary course of business on similar terms with the Affiliated Persons. The aggregate dollar amounts of the loans outstanding to Affiliated Persons of CapitalBank were approximately $19.4 million at December 31, 2004.

          We purchase various types of insurance from Palmetto Insurance Associates, L.L.C. of Anderson, a South Carolina limited liability company owned in part by two of our directors. We paid insurance premiums to this company in the amounts of $77,042, $122,000, and $139,000 in 2004, 2003, and 2002, respectively. We believe that the terms of our policies with this company are no more or less favorable to us than similar policies that would be obtainable through arms’ length negotiations with companies not owned in whole or in part by related parties. Indeed, the charges for the majority of the insurance coverages are determined by competitive bids.

AUDIT COMMITTEE REPORT

          The Audit Committee’s charter specifies that the purpose of the Committee is to oversee and monitor:

(1)	the integrity of the company’s accounting and financial reporting process, including the financial reports and other financial information provided by the company to the public,
(2)	the independence and qualifications of the company’s external auditor,
(3)	the performance of the company’s internal audit process and its external auditor,
(4)	the company’s system of internal accounting and financial controls,
(5)	the company’s system of public and private disclosure controls, and the company’s compliance with laws, regulations, and the company’s Senior Financial Officer Code of Ethics and any other code of ethics applicable to the company.

In carrying out its responsibilities, the Audit Committee, among other things

(1)	monitors preparation of quarterly and annual financial reports by our management;
(2)	supervises the relationship between us and our independent auditors, including: having direct responsibility for our auditor’s appointment, compensation, and retention; reviewing the scope of our auditor’s audit services; approving significant non-audit services; and confirming the independence of our auditors; and
(3)	oversees management’s implementation and maintenance of effective systems of internal and disclosure controls.

          The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions with our independent auditors and with our internal auditors.

          As part of its oversight of our financial statements, the Committee reviewed and discussed with both management and our independent auditors the audited consolidated financial statements for the year ended December 31, 2004. Management advised the Committee that these financial statements had been prepared in accordance with generally accepted accounting principles. The discussions with Elliott Davis, LLC also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended by Statement on Auditing Standards No. 90, including the quality of our accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in our financial statements. The Committee also discussed with Elliott Davis, LLC matters relating to Elliott Davis, LLC’s independence, including a review of audit and non-audit fees and the written disclosures and letter from Elliott Davis, LLC to the Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

          In addition, the Committee reviewed the effectiveness of our internal and disclosure control structure. As part of this process, the Committee monitored the scope and adequacy of our internal auditing program.

          Based on the above-described discussions and reviews, the Audit Committee recommended to the Board that the Board approve the inclusion of our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

          Submitted by the Audit Committee of Board of Directors.

Patricia C. Hartung	Clinton C. Lemon, Jr.	Miles Loadholt

FEES TO INDEPENDENT AUDITORS

          The following table presents fees for professional services rendered by Elliott Davis, LLC for the audit of our annual financial statements for 2004 and 2003, together with fees for audit-related services and tax services rendered by Elliott Davis, LLC for 2004 and 2003.

	Fiscal Year 2004	Fiscal Year 2003
Audit Fees[1]	$76,900	$71,660
Audit Related Fees[2]	$8,775	$19,650
Tax Fees	$4,330	$24,120
All Other Fees[3]	$23,787	$12,400

[1]	Includes primarily fees relating to the audit of the Company’s annual financial statements and for reviews of the financial statements included in the Company’s reports on Form 10-Q.
[2]	Audit related fees include fees related to the review of management’s discussion and analysis and Annual Report on Form 10-K, preparation and consent letters and review of Registration Statement on Form S-4 initially filed on December 2, 2003.
[3]	Includes fees for audit of the Company’s 401(k) plan, services related to internal controls, and services related to our merger with Abbeville Capital Corporation.

          All audit, audit-related and tax services were pre-approved by the Audit Committee, which concluded that provision of such services by Elliott Davis, LLC was compatible with the maintenance of Elliott Davis, LLC’s independence in the conduct of its auditing functions.

EXECUTIVE COMPENSATION

Executive Officers

          The following individuals constitute our executive officers:

Name	Age	Offices Held

William G. Stevens	60	President and Chief Executive Officer
R. Wesley Brewer	37	Chief Financial Officer, Executive Vice President, and Secretary

          Mr. Brewer has served as our Chief Financial Officer, Executive Vice President, and Secretary since July 1, 2000, and he has also served as the Chief Financial Officer, Senior Vice President, and Secretary of CapitalBank since January 1, 2001. He served as our Controller, and Controller of our subsidiaries, from 1997 until 2000. The Federal Deposit Insurance Corporation employed Mr. Brewer for five years prior to 1997.

Compensation Committee Report On Executive Compensation

          The Compensation Committee furnishes the following report with respect to certain compensation paid or awarded to our executive officers during the fiscal year ended December 31, 2004.

What is the role of the Compensation Committee?

          The Compensation Committee of the Board generally determines the compensation of our executive officers. This committee reviews and recommends to the Board the salaries and other compensation of all of our officers and directors. The Compensation Committee also administers our 2004 Equity Incentive Plan.

What are the objectives of our executive compensation policies?

          We intend our compensation program to enable us to attract, motivate, reward, and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. Our policy is to provide incentives to senior management to achieve both short-term and long-term objectives. To attain these objectives, our executive compensation program is composed of a base salary, bonus, stock options and restricted stock.

How were base salaries for fiscal year 2004 determined for executive officers?

          In reviewing and approving the base salaries of executive officers, we make a subjective assessment of the executive officer’s performance in light of the officer’s responsibilities and position with us and our performance during prior periods. In evaluating our overall performance, the primary focus is on financial performance for the relevant annual period measured by operating income. The Committee also considers the terms of any employment contracts, if any; the recommendations of the Chief Executive Officer (except in the case of his own compensation); to the extent available, the salary norms for persons in comparable positions at comparable companies; and the person’s experience. The Committee reviews base salaries from time to time and adjusts them appropriately.

How are cash bonuses and other compensation for executive officers determined?

          The Compensation Committee determines cash bonuses for all executive officers and awards the bonuses only if we, or any applicable subsidiary or business unit, achieve performance objectives. We designed our long-term incentive compensation for executive officers to focus management’s attention on our future. We provide long-term compensation through grants of stock options and restricted stock. The number of stock options or restricted stock granted is based upon the executive’s salary, performance, and responsibilities. Each executive officer also receives additional compensation through standard benefit plans available to all employees, including but not limited to matching contributions pursuant to a 401(k) plan, paid vacation, and group health, life, and disability insurance. The Compensation Committee believes each of these benefits is an integral part of the overall compensation program that helps to ensure that our executive officers receive competitive compensation.

How is compensation for our Chief Executive Officer determined?

          The Compensation Committee believes that William G. Stevens’ entrepreneurial drive, dedication, commitment, and knowledge have been vitally important to our successful and ongoing growth. Mr. Stevens’ overall compensation for the fiscal year ended December 31, 2004 consisted of base salary, bonus and restricted stock. In determining Mr. Stevens’ compensation, the Compensation Committee evaluated Mr. Stevens’ personal performance, our performance, and Mr. Stevens’ long-term commitment to our success.

Submitted by the Compensation Committee of the Board of Directors.

Charles J. Rogers	Thomas E. Skelton, Ph.D.	Lex D. Walters, Ph.D.

Compensation Committee Interlocks and Insider Participation

          None of the members of the Compensation Committee is or has been our executive officer or employee or an executive officer or employee of any of our subsidiaries. None of the members of the Compensation Committee is or has been a member of the compensation committees of another entity. None of our executive officers are or have been a member of the compensation committee, or a director, of another entity.

Employment Contracts, Termination of Employment, and Change-in-Control Arrangements

          CapitalBank has entered into a Split Dollar Agreement with William G. Stevens as of December 31, 2003. This agreement is summarized below, but this summary is qualified in its entirety by reference to the Split Dollar Agreement, a copy of which is available from us or from our public filing of a Form 10-K with the Securities Exchange Commission as of March 26, 2004. Under the Split Dollar Agreement, as long as Mr. Stevens continues to be employed by us until the earliest of August 31st following his sixty-fifth birthday, the date of termination of employment on account of disability, or the date of a change of control, he has the right to designate a beneficiary of any remaining death proceeds of an insurance policy owned by CapitalBank on his life. The remaining proceeds are those proceeds remaining following the payout to CapitalBank of death proceeds equal to the greater of: (a) the cash surrender value of the policy; (b) the aggregate premiums paid on the policy by CapitalBank less any outstanding indebtedness to the insurer; or (c) the total death proceeds less the split dollar amount, which is sixty percent of the difference between the total policy death proceeds and the policy cash surrender value at the date of Mr. Stevens’ death.

          CapitalBank has also entered into a Split Dollar Agreement with R. Wesley Brewer as of October 17, 2002. This agreement is summarized below, but this summary is qualified in its entirety by reference to the Split Dollar Agreement, a copy of which is available from us or from our public filing of a Form 10-Q with the Securities Exchange Commission as of November 13, 2002. Under the Split Dollar Agreement, as long as Mr. Brewer continues to be employed by us until the earliest of August 31st following his sixty-second birthday, the date of termination of employment on account of disability, or the date of a change of control, he has the right to designate a beneficiary of any remaining death proceeds of an insurance policy owned by CapitalBank on his life. The remaining proceeds are those proceeds remaining following the payout to CapitalBank of death proceeds equal to the greater of: (a) the cash surrender value of the policy; (b) the aggregate premiums paid on the policy by CapitalBank less any outstanding indebtedness to the insurer; or (c) the total death proceeds less the split dollar amount, which is fifty percent of the difference between the total policy death proceeds and the policy cash surrender value at the date of Mr. Brewer’s death. CapitalBank shall not sell, surrender, or transfer ownership of the policy while the Agreement is in effect without first giving Mr. Brewer or his transferee the option to purchase the policy at its cash surrender value for a period of sixty days from CapitalBank’s written notice of intent to sell, surrender, or transfer.

          CapitalBank has also entered into Salary Continuation Agreements with R. Wesley Brewer and William G. Stevens as of October 17, 2002. These agreements are summarized below, but this summary is qualified in its entirety by reference to the Salary Continuation Agreements, a copy of which are available from us or from our public filing of a Form 10-Q with the Securities Exchange Commission as of November 13, 2002. Under the Salary Continuation Agreements, upon the retirement of Mr. Brewer or Mr. Stevens or CapitalBank’s change in control, CapitalBank is obligated to pay Mr. Brewer and Mr. Stevens forty percent and forty-nine and forty-five one hundredths percent, respectively, of their average annual compensation, calculated by combining their total annual base salary paid plus bonus earned within a period of time specified in the Salary Continuation Agreements. CapitalBank is obligated to make these percentage payments annually in twelve equal monthly installments for twenty-one years following Mr. Brewer’s attaining the age of sixty-two and eighteen years following Mr. Stevens’ attaining the age of sixty-five. Based on Mr. Brewer’s and Mr. Stevens’ compensation as of December 31, 2004, the annual payment for retirement or change in control would currently be $117,357 and $137,231, respectively.

          In the event of death or disability, CapitalBank is obligated to pay Mr. Brewer and Mr. Stevens, in lieu of any other benefit under the Salary Continuation Agreements, a lump sum benefit within ninety days of the death or termination of employment, respectively. If Mr. Brewer died or was terminated as a result of a disability as of December 31, 2004, the lump sum payment due him or his beneficiaries would have been $10,330 and $10,330, respectively. If Mr. Stevens died or was terminated as a result of disability as of December 31, 2004, the lump sum payment due him or his beneficiaries would have been $225,293 and $225,293, respectively. In the event of termination of employment for reasons other than death, disability, retirement, change in control, or termination for cause, we are obligated to pay annually Mr. Brewer and Mr. Stevens an amount tied to their annual compensation in twelve equal monthly installments for twenty-one years following Mr. Brewer’s attaining the age of sixty-two and eighteen years following Mr. Stevens’ attaining the age of sixty-five (the “Other Termination Payments”). These Other Termination Payments vest ten percent for each year of service with CapitalBank (or its predecessor), which means that as of the date hereof Mr. Stevens’ is already fully vested while Mr. Brewer is only seventy percent vested. Based on Mr. Brewer’s and Mr. Stevens’ compensation as of December 31, 2004, the annual Other Termination Payments would currently be $5,622 and $37,914, respectively. As discussed more fully above and in the Salary Continuation Agreements, the above-described benefits are determined primarily by average final compensation, but not by years of service.

Executive Compensation Summary Table

          The following table summarizes for each of the indicated years the compensation earned by our President and Chief Executive Officer and by each of our other executive officers, as that term is defined by Securities and Exchange Commission rules, whose annual compensation from us for all services provided to us or our subsidiaries during any of the indicated years exceeded $100,000.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards		All Other Compensation(5)

Name and Principal Position	Year	Salary(1)	Bonus(2)	Other Annual Compensation	Shares of common stock Underlying Options	Restricted Stock Awards(4)

William G. Stevens	2004	$243,342	$89,341	(3)	-0-	$265,800	$123,708
President and Chief Executive
Officer	2003	228,700	-0-	-	8,000	-0-	119,947

	2002	216,372	56,615	-	-0-	-0-	5,627

R. Wesley Brewer	2004	$112,938	$44,000	(3)	5,000	$113,300	$11,073
Chief Financial Officer,
Executive Vice President and	2003	$106,866	-0-	-	6,000	-0-	9,588
Secretary
	2002	$100,518	$33,025	-	5,000	-0-	5,612

(1)	Includes aggregate director compensation for Mr. Stevens’ in the amounts of $10,700, $10,500, and $6,500 in 2004, 2003, and 2002 respectively.

(2)	Includes bonuses awarded for the current year which may be paid in the subsequent year.

(3)	Certain amounts may have been expended by the Company or its subsidiary which may have had value as a personal benefit to the Named Executive Officer. However, the total value of such perquisites and other personal benefits for any year did not exceed, in the aggregate, 10% of the annual salary and bonus of such executive officer.

(4)	In August 2003 and January 2005, pursuant to the Company’s 2004 Equity Incentive Plan, Mr. Stevens was awarded 6,000 and 6,000 shares, respectively, of the company’s common stock, and Mr. Brewer was awarded 1,000 and 4,000 shares, respectively, of the company’s common stock. The awards were granted for nominal consideration and restrictions lapse after a three year vesting period. The amount and 2004 year end value (based on the closing market price of $24.10 at December 31, 2004) of all restricted stock held by Mr. Stevens was 12,000 shares with a market value of $289,000, and 5,000 shares held by Mr. Brewer with a market value of $121,000.

(5)	Amounts included under the heading “All Other Compensation” for Mr. Stevens and Mr. Brewer in 2004 include (i) $641 and $523, respectively, of premiums for life insurance provided by us for the benefit of each officer, (ii) $9,663 and $5,082, respectively, in our contributions to our 401(k) plan for the account of each officer, (iii) $105,869 and $3,943, respectively, of imputed income in connection with each officer’s Salary Continuation Agreement, and (iv) $7,535 and $1,525 of imputed income related to each officer’s bank owned life insurance death benefit.

Option Grants

          The following table sets forth certain information with respect to options to purchase our common stock granted during the year ended December 31, 2004 to the officers included in the Summary Compensation Table above. We granted no stock appreciation rights to any of our executive officers or other employees during the year ended December 31, 2004.

Option Grants In Last Fiscal Year

	Number of Securities Underlying	% of Total Options Granted To Employees	Exercise or Base Price per	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
Name	Options Granted	In 2004	Share	Date	5%	10%

William G. Stevens	-	-	-	-	-	-
R. Wesley Brewer	5,000	8.76%	$20.10	01/14/09	$27,766.30	$61,356.26

Year-End Option Values

          The following table sets forth certain information with respect to unexercised options to purchase our common stock held at December 31, 2004 by the officers included in the Summary Compensation Table above.

December 31, 2004 Option Values

			Number of Securities Underlying Unexercised Options at 12/31/04 (1)		Value of Unexercised In-the-Money Options at 12/31/04 (2)
Name	Shares Acquired On Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William G. Stevens	8,000	$57,600.00	-0-	-0-	$0	$0
R. Wesley Brewer	2,205	$26,658.45	16,906	5,000	$159,787.70	$20,000

(1)	Amount represents shares of our common stock, as adjusted for the payment of stock dividends.
(2)	The value amount in the table has been calculated on the basis of the $24.10 per share closing price of our common stock on December 31, 2004 as reported on the American Stock Exchange.

Equity Compensation Plan Information

          The following table sets forth, as of the end of December 31, 2004, certain information relating to our compensation plans (including individual compensation arrangements) under which grants of options, restricted stock, or other rights to acquire our common stock may be granted from time to time.

Plan Category(1)	Number of shares of our common stock to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of shares of our common stock remaining available for future issuance under equity compensation plans (excluding shares of our common stock reflected in column (a))

	(a)	(b)	(c)

Equity compensation plans approved by security holders	236,455	$12.93	215,000

Equity compensation plans not approved by security holders	-0-	$0	-0-

Total	236,455	$12.93	215,000

(1) Disclosures are provided with respect to any compensation plan and individual compensation arrangement of us or of our subsidiaries or affiliates under which our common stock are authorized for issuance to employees or non-employees (such as directors, consultants, advisors, vendors, customers, suppliers, or lenders) in exchange for consideration in the form of goods or services as described in Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation.

COMPARISON OF CUMULATIVE TOTAL RETURNS

          The following graph compares the performance of our common stock with the performance of with the American Stock Exchange Market Index and the SIC Code Index for National Commercial Banks for the five-year period extending through December 31, 2004. The graph assumes the investment of $100 on December 31, 1999 and the reinvestment of dividends.

	1999	2000	2001	2002	2003	2004
Community Capital Corporation	100	67.20	146.20	187.84	266.89	332.72
SIC Code Index	100	115.73	117.10	107.21	146.08	162.75
AMEX Market Index	100	98.77	123.14	90.46	123.12	140.99

ADVANCE NOTICE PROCEDURES

          Proposals Considered for Inclusion in 2006 Proxy Statement. If you would like to have a proposal considered for inclusion in the proxy statement for the 2006 annual meeting, we must receive your written proposal at the address on the cover of this proxy statement, attention Corporate Secretary, no later than December 15, 2005. Each shareholder submitting proposals for inclusion in the proxy statement must comply with the proxy rules under the Securities Exchange Act of 1934, as amended, including without limitation being the holder of at least $2,000 in market value, or 1%, of the securities entitled to be voted on the proposal at the annual meeting for at least one year by the date the shareholder submits the proposal and continue to hold those securities through the date of the 2006 annual meeting.

          Other Proposals for Consideration at the 2006 Annual Meeting. If you wish to submit a proposal for consideration at the 2006 annual meeting, but which will not be included in the proxy statement for the meeting, we must receive your proposal in accordance with our Bylaws. Our Bylaws require timely advance written notice of any proposals to be presented at an annual meeting of shareholders. For a notice to be timely, it must be received at our principal offices at the address on the cover of this proxy statement sixty days, but not more than ninety days, prior to the anniversary date of the immediately preceding annual meeting of shareholders. In other words, proposals for the 2006 annual meeting must be received by at least March 21, 2006 but not prior to February 18, 2006. However, if the 2006 annual meeting is not held within thirty days before or after May 18, 2006, then for the notice by the shareholder to be timely, it must be received at our principal offices at the address on the cover of this proxy statement not later than the close of business on the tenth day following the date on which the notice of the 2006 annual meeting was actually mailed. The notice must give: (a) a brief description of the business desired to be brought before the 2006 annual meeting (including the specific proposal(s) to be presented) and the reasons for conducting the business at the 2006 annual meeting; (b) the name and address, as they appear on our books, of the shareholder(s) proposing the business; (c) the class and number of shares that are held beneficially, but not held of record, by the proposing shareholder(s) as of the record date for the 2006 annual meeting, if the date has been made publicly available, or as of a date within ten days of the effective date of the notice by the proposing shareholder(s) if the record date has not been made publicly available, and (d) any interest of the proposing shareholder(s) in the business. Shareholders desiring to make proposals to be presented at the 2006 annual meeting are directed to these requirements as more specifically set forth in our Bylaws, a copy of which is available upon request to our Corporate Secretary at the address listed on the cover of this proxy statement. The chairman of the 2006 annual meeting may exclude from the meeting any matters that are not properly presented in accordance with these Bylaw requirements.

          Notwithstanding the foregoing, our Articles entitle any shareholder entitled to vote for the election of directors to make nominations for the election only by giving written notice to our Secretary at least thirty days but not more than sixty days prior to the annual meeting of shareholders at which directors are to be elected, unless the requirement is waived in advance of the meeting by the affirmative vote of eighty percent of our directors.

ANNUAL REPORT ON FORM 10-K

          We are delivering to our shareholders a copy of our Annual Report on Form 10-K for the year ended December 31, 2004, which is required to be filed with the Securities and Exchange Commission, concurrently with the delivery of this proxy statement. Shareholders to whom this proxy statement is mailed who desire an additional copy of the Annual Report on Form 10-K may obtain one without charge by making written request to R. Wesley Brewer, Chief Financial Officer, P. O. Box 218, Greenwood, South Carolina 29648.

MISCELLANEOUS

          The information referred to under the captions “Compensation Committee Report on Executive Compensation”, “Performance Graph” and “Audit Committee Report” (to the extent permitted under the Securities Exchange Act of 1934): (i) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, and (ii) notwithstanding anything to the contrary that may be contained in any filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By Order of the Board of Directors,

William G. Stevens President and Chief Executive Officer

David P. Allred, MD Chairman of the Board

Greenwood, South Carolina
April 15, 2005